UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

(Address of principal executive offices)

+ 852 70106695

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Nasdaq Delist Determination Letter

On June 27, 2025, CIMG Inc. (Nasdaq: IMG) (the “Company”) received a delist determination letter from Nasdaq (“Nasdaq Delist Determination Letter”).

On January 13, 2025, February 19, 2025 and May 19, 2025, Nasdaq notified the Company that it did not comply with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) (the “Rule”) because it had not filed its Form 10-K for the year ended September 30, 2024 (the “Initial Delinquent Filing”), and its Forms 10-Q for the periods ended December 31, 2024, and March 31, 2025 (the “Forms 10-Q”), respectively.

As previously disclosed, Nasdaq had granted the Company an exception until June 13, 2025 to file the Initial Delinquent Filing and until July 14, 2025 to file the Forms 10-Q to regain compliance with the Rule. As of the date of receiving the Nasdaq Delist Determination Letter, the Company has not filed its Initial Delinquent Filing. Therefore, Nasdaq determined that the Company did not meet the terms of the exception and sent the Nasdaq Delist Determination Letter to the Company on June 27, 2025.

According to the Nasdaq Delist Determination Letter , unless the Company requests an appeal of this determination by July 7, 2025, trading of the Company’s common stock will be suspended from The Nasdaq Capital Market at the opening of business on July 9, 2025, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission (the “SEC”) to remove the Company’s securities from listing and registration on The Nasdaq Stock Market.

Additionally, on January 23, 2024, Nasdaq notified the Company that it did not comply with the minimum $2,500,000 stockholders’ equity requirement for continued listing under Listing Rule 5550(b). On July 19, 2024, the Company filed a Form 8-K stating that, as a result of improved operational performance, it believed that it had regained compliance with the stockholders’ equity requirement.

Based on the Company’s representation on the Form 8-K filed on July 19, 2024, Nasdaq notified the Company that it had regained compliance with the stockholders’ equity requirement on July 23, 2024, but noted that if the Company failed to evidence compliance upon filing its periodic report, it may be subject to delisting. However, pursuant to the Nasdaq Delist Determination Letter, Nasdaq believes that the Company did not comply with the terms of the Staff’s Stockholders’ Conditional Compliance letter, and this deficiency serves as a separate and additional basis for delisting and the Company should also address this concern before a Hearings Panel. The Company may appeal Staff’s determination to a Hearings Panel, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

The Company intends to file its Form 10-K for the fiscal year ended September 30, 2024 as soon as possible, and in any event before July 7, 2025. In addition, the Company intends to appeal Nasdaq’s delist determination and plans to request a hearing before a Nasdaq Hearings Panel to present its plan for regaining compliance with the applicable Nasdaq Listing Rules by 4:00 p.m. Eastern Time on July 7, 2025. In accordance with the requirements of Nasdaq, the Company has made a public announcement by issuing a press release disclosing receipt of and the contents of the Nasdaq Delist Determination Letter, appended to this current report as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: July 2, 2025	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer